Exhibit 1.1

UNDERWRITING AGREEMENT

between

MDJM LTD.

(an exempted company incorporated with limited liability under the laws of the Cayman Islands)

and

NETWORK 1 FINANCIAL SECURITIES, INC.

as Underwriter

MDJM LTD.

Minimum Offering: $6,000,000

Maximum Offering: $8,000,000

($[ ] per share)

UNDERWRITING AGREEMENT

[ ], 2018

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Penthouse

Red Bank, NJ 07701

Ladies and Gentlemen:

The undersigned, MDJM Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement with Network 1 Financial Securities, Inc. (hereinafter referred to as “you” (including its correlatives) or the “Underwriter”) as follows:

1.          Purchase and Sale of Securities.

1.1        Purchase of Securities.

(i)          On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Underwriter, an aggregate of between 1,200,000 (the “Minimum Offering”) and 1,600,000 Ordinary Shares (the “Maximum Offering”), par value $0.001 per share (the “Ordinary Shares”). All Ordinary Shares to be offered and sold in the offering shall be issued and sold through the Underwriter, as agent for the Company, to the public, and the Underwriter agrees to use its best efforts to sell the Ordinary Shares as agents for the Company. The Ordinary Shares are referred to herein also as the “Securities.”

(ii)         The Securities are to be offered to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (the “Public Offering Price”).

1.1.2.       Payment and Delivery.

(i)           Subject to the penultimate sentence of this paragraph, the Securities, in the form of Ordinary Shares, will be delivered by the Company to the Underwriter against payment of the purchase price therefor at the offices of Mei & Mark LLP, counsel to the Underwriter (“Mei & Mark”), at 10:00 a.m. Eastern time, on the third (3rd) (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after 4:30 p.m. Eastern time, the fourth) Business Day after the date (the Closing Date”) on which notice (the “Closing Notice”) requesting that the Offering be closed has been delivered to the Company by the Underwriter. The Closing Notice may be delivered at any time after notice has been delivered to the Company by the Underwriter that conditions for the Minimum Offering have been met. The Closing Date shall be no later than 90 days from the date of the Prospectus (the “Offering Termination Date”).  If the Underwriter so elects, delivery of the Securities, each in the form of Ordinary Shares, may be made, for the accounts of the respective investors, by credit through full FAST transfer to the account at Island Stock Transfer (“IST”) designated by the Underwriter.  Certificates representing the Ordinary Shares, in definitive form and in such denominations and registered in such names as the Underwriter may reasonably request upon at least two Business Days’ prior written notice to the Company, will be made available for checking and packaging not later than 10:00 a.m. EST on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

(ii)        Prior to the sale of all of the Securities, all funds received from purchasers of the Securities shall be placed in an escrow account (the “Escrow Account”) with Continental Stock Transfer & Trust Company, as escrow agent (“Escrow Agent”), in accordance with the amended and restated escrow agreement entered into by and among the Underwriter, the Company and the Escrow Agent dated [ ], 2018 (the “Escrow Agreement”), the form of which is attached as an exhibit to the Registration Statement. The Underwriter shall promptly deliver to the Escrow Agent all monies in the form of checks or wire transfers which it receives from prospective purchasers of the Securities by noon of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and monies are received. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “CST&T MDJM Ltd. Escrow Account.” Upon delivery of the certificates (in form and substance reasonably satisfactory to the Underwriter) representing the Securities (or through the facilities of the IST), the Escrow Agent shall release such funds to the Company, in accordance with the terms of the Escrow Agreement. In the event that the Minimum Offering amount is not sold on or before the Offering Termination Date, as determined by the Escrow Agent in its sole discretion and in accordance with the Escrow Agreement, all funds then held in the Escrow Account shall be returned promptly to the respective purchasers as provided in the Escrow Agreement.

1.2         Nature of Underwriting.

The offering is being made without a firm commitment by the Underwriter, with no obligation or commitment on the part of the Underwriter to sell any of the Ordinary Shares. The Underwriter must sell the minimum number of securities offered (1,200,000 Ordinary Shares), if any are sold, and are required to use only their best efforts to sell the Securities offered.

1.3          Underwriter’s Remuneration.

1.3.1.      Commission to the Underwriter. The Company agrees to provide to the Underwriter a commission of seven percent (7%) of the Offering for the investors introduced by the Underwriter and a commission of five percent (5%) of the Offering for the investors introduced by the Company, at the offering price set forth on the cover page of the Prospectus for the Ordinary Shares.

1.3.2.       Underwriter’s Warrant. The Company hereby agrees to issue to the Underwriter (and/or its designees) on the Closing Date a warrant (“Underwriter’s Warrant”) for the purchase of a number of Ordinary Shares equal to ten percent (10%) of the aggregate number of Ordinary Shares sold in the offering. The Underwriter’s Warrant in the form attached hereto as Exhibit A shall be exercisable, in whole or in part, during a period commencing on a date that is six months after the Closing Date and expiring on the five-year anniversary of the Effectiveness Date at an initial exercise price per Ordinary Share of $5, which is equal to 125% of the Public Offering Price of the Ordinary Shares. The Underwriter’s Warrant and the Ordinary Shares issuable upon exercise thereof are sometimes hereinafter referred to collectively as the “Underwriter’s Securities.” The Underwriter understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter’s Warrant and the underlying Ordinary Shares during 180 days following the date of effectiveness or commencement of sales of the public offering and by its acceptance thereof shall agree that it will not exercise, sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period beginning on the date of effectiveness of the Registration Statement (the “Effective Date”) until 180 days after the Closing Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Underwriter or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.3.3.       Delivery. Delivery for the Underwriter’s Warrant shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Underwriter may request.

2.           Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the Applicable Time (as defined below) and as of the Closing Date, as follows:

2.1      Filing of Registration Statement.

2.1.1.  Pursuant to the Act.

(i)          The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form F-1 (File No. 333-226826), including any related prospectus or prospectuses, for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company and conform, in all material respects, with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.”

(ii)          The final prospectus in the form first furnished to the Underwriter for use in the Offering, is hereinafter called the “Prospectus.”

(iii)          The Registration Statement has been declared effective by the Commission on or prior to the date hereof.

“Applicable Time” means [ ] pm on [ ], 2018, on the Effective Date or such other time as agreed to by the Company and the Underwriter.

2.1.2.  Pursuant to the Exchange Act. The registration of the Ordinary Shares under the Exchange Act has been declared effective by the Commission on or prior to the date hereof.

2.1.3.  Registration under the Exchange Act. The Securities, are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration except as described in the Registration Statement and Prospectus.

2.1.4.      Listing on Nasdaq. The Ordinary Shares will be approved for listing on the Nasdaq Capital Market (“Nasdaq”) by the Closing Date, subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Securities on Nasdaq nor has the Company received any notification that Nasdaq is contemplating revoking or withdrawing approval for listing of the Securities.

2.2         No Stop Orders, etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any preliminary Prospectus (“Preliminary Prospectus”), the Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3         Disclosures in Registration Statement.

2.3.1.      10b-5 Representation.

(i)          The Registration Statement and the Prospectus and any post-effective amendments thereto will in all material respects comply with the requirements of the Act and the Regulations.

(ii)        (a) The Registration Statement, when it became effective, and any amendment or supplement thereto, did not contain and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Prospectus does not contain, and at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information with respect to the Underwriter furnished to the Company by the Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto (collectively, the “Underwriter’s Information”).

(iii)        (a) The road show presentation and materials, when taken together as a whole with this Agreement and schedules (collectively, the “Disclosure Materials”), do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Materials based upon and in conformity with written information furnished to the Company by any Underwriter through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter’s Information described as such in Section 2.3.1(ii) hereof.

2.3.2.           Disclosure of Agreements. There are no agreements or other documents required by the Act and the Regulations to be described in the Prospectus or the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.

2.4         Changes After Dates in Registration Statement.

2.4.1.      No Material Adverse Change. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as otherwise specifically stated therein and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no executive officer or director of the Company has resigned from his or her position with the Company.

2.4.2.      Recent Securities Transactions, etc. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not, other than with respect to options to purchase Ordinary Shares at an exercise price equal to the then fair market price of the Ordinary Shares, as determined by the Company’s board of directors, granted to employees, consultants or service providers: (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5         Independent Accountants. To the best of the Company’s knowledge, RBSM LLP (“RBSM”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations.

2.6           Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity in all materially respects with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein, except as may be stated in the related notes thereto. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement as being a subsidiary of the Company (each a “Subsidiary” and together the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business.

2.7           Authorized Capital; Options, etc. The Company had the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, this Agreement, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued capital stock of the Company or any security convertible into capital stock of the Company, or any contracts or commitments to issue or sell capital stock or any such options, warrants, rights or convertible securities.

2.8         Valid Issuance of Securities, etc.

2.8.1.      Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

2.8.2.      Securities Sold Pursuant to this Agreement and Underwriter’s Warrant. The Ordinary Shares and the Underwriter’s Warrant have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities and the Underwriter’s Warrant, , are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the foregoing Securities has been duly and validly taken. The Securities and Underwriters’ Warrant conform in all material respects to all statements with respect thereto contained in the Registration Statement. When paid for and issued in accordance with the Underwriter’s Warrant, the Ordinary Shares purchasable thereunder will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Ordinary Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Underwriter’s Warrant has been duly and validly taken.

2.9          Registration Rights of Third Parties. Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company

2.10        Validity and Binding Effect of Agreements. This Agreement and the Underwriter’s Warrant have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.11        No Conflicts The execution, delivery, and performance by the Company of this Agreement, the Escrow Agreement, the Underwriter’s Warrant and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s memorandum and articles of association (as the same may be amended from time to time, the “Charter”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof, except such violation or breach that would not reasonably be expected to have a material adverse effect on the assets, business, conditions, financial position or results of operations of the Company (a “Material Adverse Effect”).

2.12        No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any material term or provision of its Charter, or in violation in any material respect of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13        Corporate Power; Licenses; Consents.

2.13.1.      Conduct of Business. Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

2.13.2.      Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement, the Escrow Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation by the Company of the transactions and agreements contemplated by this Agreement and the Underwriter’s Warrant and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14           Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or, to the best of the Company’s knowledge, any executive officer or director that is required to be and has not been disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing application for the listing of the Ordinary Shares on Nasdaq.

2.15           Good Standing. The Company has been duly organized and is validly existing as an exempted limited liability company under the laws of the Cayman Islands as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect.

2.16           Transactions Affecting Disclosure to FINRA.

2.16.1.      Finder’s Fees. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder.

2.16.2.      Payments Within Twelve Months. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than the prior payment of $45,000 to Network 1 Financial Securities, Inc., the Underwriter, as provided hereunder in connection with the Offering.

2.16.3.      FINRA Affiliation. To the best of the Company’s knowledge, and except as may have been previously disclosed in writing to the Underwriter, no Insider or any beneficial owner of 5% or more of the Company’s outstanding Ordinary Shares has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

2.17           Foreign Corrupt Practices Act. Neither the Company nor, to the best of the Company’s knowledge, any of the Insiders or employees of the Company or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

2.18           [Intentionally Omitted]

2.19           Lock-Up Period.

2.19.1.      Each officer and director (each an “Insider”) and each beneficial owner of 5% or more of the Company holding outstanding Ordinary Shares (or securities convertible into Ordinary Shares) (together with the Insiders, the “Lock-Up Parties”) have agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Exhibit B that for a period ending 180 days after the Closing Date (the “Lock-Up Period”), such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or capital stock of the Company, including Ordinary Shares, or any securities convertible into or exercisable or exchangeable for such Ordinary Shares or capital stock, without the consent of the Underwriter, with certain exceptions. The Underwriter may consent to an early release from the applicable Lock-Up period if, in its opinion, the market for the Ordinary Shares would not be adversely impacted by sales and in cases of financial emergency of an Insider or other stockholder.

2.19.2.      The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Underwriter, it will not, for a period ending 180 days after the Closing Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this paragraph 2.19.2 shall not apply to (i) the Ordinary Shares and Ordinary Shares to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of, provided that the Underwriter has been advised in writing of such issuance prior to the date hereof or (iii) the issuance by the Company of option to purchase or shares of capital stock or restricted stock of the Company under any currently existing or hereafter adopted equity compensation plan or employment/consulting agreements or agreements of the Company. For purposes of subclause (ii) in this paragraph, the Underwriter acknowledges that disclosure in the Registration Statement filed prior to the date hereof of any outstanding option or warrant shall be deemed to constitute prior written notice to the Underwriter.

2.19.3.      Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by paragraph 2.20 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives such extension.

2.20       [Intentionally Omitted]

2.21        Subsidiaries. Exhibit 21.1 of the Registration Statement lists each Subsidiary and consolidated entity of the Company and sets forth the ownership of all of the Subsidiaries. The Subsidiaries are duly organized and in good standing under the laws of the place of organization or incorporation, and each such Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect. The Company’s ownership and control of each Subsidiary and each Subsidiary’s ownership and control of other Subsidiaries, is as described in the Registration Statement, the Disclosure Materials and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or entity other than MDJM Ltd., a Cayman Islands exempted limited liability company (“MDJM Cayman”), MDCC Ltd., a limited liability company established under the laws of the Hong Kong Special Administrative Region and wholly-owned subsidiary of MDJM Cayman (“MDJM HK”), Beijing Mingda Jiahe Technology Development Co. Ltd., a wholly foreign owned enterprise established under the laws of the People’s Republic of China (the “PRC”) and a wholly owned subsidiary of MDJM HK (“MDJM WFOE”) and Tianjin Mingda Jiahe Real Estate Co. Ltd., a wholly foreign owned enterprise established under the laws of the PRC controlled by MDJM WFOE through the VIE Agreements (“MDJM Tianjin”). Each of the Company and its Subsidiaries has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Materials and the Prospectus, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification.

2.22           Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

2.23           Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of Nasdaq. At least one member of the Board of Directors of the Company qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of Nasdaq. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of Nasdaq.

2.24           Sarbanes-Oxley Compliance.

2.24.1.      Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that are sufficient to provide reasonable assurance that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.24.2.      Compliance. The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.25           No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.26           No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the best of the Company’s knowledge, is imminent.

2.27        Intellectual Property. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus, except for such Intellectual Property, the failure of which to own or possess, as the case may be, would not reasonably be expected to result in a Material Adverse Effect. To the best of the Company’s knowledge, no action or use by the Company or any of its Subsidiaries will involve or give rise to any infringement of, or material license or similar fees for, any Intellectual Property of others, except as disclosed in the Registration Statement. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee.

2.28        Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriter, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed with relevant taxing authorities in respect to taxes.

2.29        PRC Representation and Warranties.

2.29.1.      Organization.

(i)          MDJM WFOE has been duly organized and is validly existing as a company under the laws of the PRC, and its business license is in full force and effect; MDJM WFOE has been duly qualified as a foreign invested enterprise with the following approvals and certificates: (A) Certificate of Approval, (B) Business License, (C) Tax Registration Certificate, (D) Organization Code Certificate, and (E) State Administration for Foreign Exchange (“SAFE”) Registration Card. 100% of the equity interests of MDJM WFOE are owned by the Company as described in the Prospectus, and such equity interests are free and clear of all liens, encumbrances, equities or claims; the articles of association, the business license and other constituent documents of MDJM WFOE comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; MDJM WFOE has full power and authority (corporate and other) and all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over MDJM WFOE or any of its properties required for the ownership or lease of property by it and the conduct of its business in accordance with its registered business scope except for such that would not reasonably be expected to have a Material Adverse Effect and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus; and all of the registered capital of MDJM WFOE has been paid.

(ii)          MDJM Tianjin has been duly organized and is validly existing as a limited liability company under the laws of the PRC and its business license is in full force and effect; 100% of the equity interests of MDJM Tianjin are indirectly controlled by the Company through contractual arrangements as described in the Prospectus (the “VIE Agreements”), and such equity interests are free and clear of all liens, encumbrances, equities or claims except for the pledge of the equity interests under the VIE Agreements; the articles of association, the business license and other constituent documents of MDJM Tianjin comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; except as disclosed in the Registration Statement, MDJM Tianjin has full power and authority (corporate and other) and has all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over MDJM Tianjin or any of its properties required for the ownership or lease of property by it and the conduct of its business, except for such that would not reasonably be expected to have a Material Adverse Effect, and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus; the registered capital of has been fully paid by its shareholders.

(iii)          Each of MDJM WFOE and MDJM Tianjin has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions; each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the best of the Company’s knowledge such agreements are valid, binding and enforceable in accordance with their respective terms under PRC law; and, none of MDJM WFOE or MDJM Tianjin owns, operates, manages or has any other right or interest in any other material real property of any kind, except as described in the Prospectus.

2.29.2.      PRC Taxes. Except as disclosed in the Registration Statement, the Disclosure Materials and Prospectus, including the risk factor set forth in “Risk Factors—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.” no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in China, Hong Kong or the Cayman Islands to any Chinese, Hong Kong or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares, and the delivery of the Securities to or for the account of the purchasers, and (B) the purchase from the Company and the sale and delivery of the Securities to purchasers thereof.

2.29.3.      Dividends and Distributions. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

2.29.4.      Money Laundering. The operations of the Company, its Subsidiaries and MDJM Tianjinare and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries or MDJM Tianjin with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

2.29.5.      Office of Foreign Assets Control. None of the Company, any of its Subsidiaries, MDJM Tianjin or, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, any of its Subsidiaries or MDJM Tianjin has conducted or entered into a contract to conduct any transaction with the governments or any of subdivision thereof, agents or the Underwriters, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); none of the Company, any of its subsidiaries or MDJM Tianjin is currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), Her Majesty’s Treasury, the United Nations Security Council, or the European Union or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria; and the Company will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.29.6.      Lending Relationships. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

2.29.7.      No Immunity. None of the Company, its Subsidiaries, MDJM Tianjin or any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, Hong Kong, the PRC, New York or United States federal law; and, to the extent that the Company, its Subsidiaries, MDJM Tianjin or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company, its Subsidiaries and MDJM Tianjin waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement under New York law as provided under this Agreement.

2.29.8.            Free Transferability of Dividends or Distributions. Except as disclosed in the Disclosure Materials, Registration Statement and Prospectus all dividends and other distributions declared and payable on the Ordinary Shares may under current Cayman Islands, Hong Kong and PRC law and regulations be paid to the holders of Securities, as the case may be, in United States dollars and may be converted into foreign currency that may be transferred out of the Cayman Islands, Hong Kong and the PRC, and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong or the PRC, will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong and the PRC, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein.

2.29.9.          Not a PFIC. Except as disclosed in the Disclosure Materials, Registration Statement and Prospectus, the Company does not expect that it will be treated as a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year. The Company has no plan or intention to operate in such a manner that would reasonably be expected to result in the Company becoming a PFIC in future taxable years.

2.29.10.         Compliance with SAFE Regulations. The Company has taken all reasonable steps to cause all of the Company’s shareholders and option holders who are residents or citizens of the PRC, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange (SAFE) relating to such shareholders’ and option holders’ shareholding with the Company (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder or option holder that is, or is directly or indirectly owned or controlled by, a resident or citizen of the PRC to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

2.29.11.         M&A and CSRC Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (CSRC) and the State Administration of Foreign Exchange of China (SAFE) on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and based on such legal advice, the Company confirms with the Underwriter:

(i)          Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the issuance and sale of the Ordinary Shares, the listing and trading of the Securities on Nasdaq and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof, at the Closing Date or on each settlement date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006, as amended (collectively, the “M&A Rules and Related Clarifications”).

(ii)          Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, as of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Ordinary Shares, the listing and trading of the Securities on Nasdaq, or the consummation of the transactions contemplated by this Agreement.

2.29.12.         Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

2.29.13.         Choice of Law. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the choice of law provision set forth in Section 8.6 of this Agreement, each constitutes a legal and valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by courts in the Cayman Islands, Hong Kong and the PRC, subject to compliance with relevant civil procedural requirements (that do not involve a re-examination of the merits of the claim) in the Cayman Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 8.6 of this Agreement, has legally, validly, effectively and submitted, to the personal jurisdiction of each of the New York Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 8.6 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 8.6 of this Agreement.

2.29.14.         Recognition of Judgments. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under New York law in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that such judgment is (A) given by a foreign court of competent jurisdiction; (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (C) is final; (D) is not in respect of taxes, a fine or a penalty; and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

2.30         MD&A. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectus included in the Disclosure Materials and the Prospectus accurately and fully describes in all material respects (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Disclosure Materials and the Prospectus and have consulted with its independent accountants with regard to such disclosure.

3.          Covenants of the Company. The Company covenants and agrees as follows:

3.1           Amendments to Registration Statement. The Company will deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object in writing.

3.2           Federal Securities Laws.

3.2.1.          Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2.          Filing of Final Prospectus. The Company will file the Prospectus (in form and substance reasonably satisfactory to the Underwriter) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3.          Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act, without the prior consent of the Underwriter.

3.3           Delivery to the Underwriter of Prospectuses. The Company will deliver to the Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriter two copies of the executed Registration Statements and all post-effective amendments thereto.

3.4         Effectiveness and Events Requiring Notice to the Underwriter. The Company will use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus the earlier of 90 days from the Applicable Time or until the closing of the Offering and will promptly notify the Underwriter and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendments thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the filing with the Commission of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5         [Intentionally Omitted]

3.6        Reports to the Underwriter.

3.6.1           Periodic Reports, etc. For a period of one year from the Effective Date, the Company will furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish or make available to the Underwriter: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of each Form 6-K prepared and filed by the Company; (iii) a copy of each registration statement filed by the Company under the Act; (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Underwriter may from time to time reasonably request; provided the Underwriter shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Underwriter and Mei & Mark in connection with the Underwriter’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriter pursuant to this Section.

3.7          Payment of Expenses.

3.7.1.          General Expenses Related to the Offering. The Company hereby agrees to pay on the Closing Date all expenses incident to the preparation of, and performance of the obligations of, the Company under this Agreement, including, but not limited to: (a) all filing fees relating to the registration of the Ordinary Shares to be sold in the Offering with the Commission; (b) all COBRADesk filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Ordinary Shares on the Nasdaq and such other stock exchanges as the Company and the Underwriter together determine; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Ordinary Shares under the securities laws of such foreign jurisdictions as the Underwriter may reasonably designate; (d) the costs of all mailing and printing of the offering documents, Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriter may reasonably deem necessary, (e) the costs of preparing, authenticating, issuing, printing and delivering certificates representing the Ordinary Shares; (f) fees and expenses of the Depositary for the Ordinary Shares; (g) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (h) the fees and expenses of the Company’s accountants; (i) the fees and expenses of the Company’s legal counsel and other agents;; and (j) actual “road show” expenses for the Offering incurred by the Company. The Underwriter may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Underwriter. Such expenses shall include reimbursement of up to $75,000 of the Underwriter’s actual expenses including but not limited to (a) reasonable travel and out-of pocket expense in connection with the Offering; (b) reasonable fees and expenses of legal counsel incurred by the Underwriter in connection with the Offering; (c) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; and (d) preparation of bound volumes and Lucite cube mementos, other printed documents for closing and deal mementos. Any remaining costs and expenses of the Underwriter shall be borne by the Underwriter. The Underwriter acknowledges that $45,000 of this allowance has been paid by the Company and shall be deducted from the accountable expense allowance payable pursuant to this Section 3.7.1.

3.7.2.     Corporate Finance Fees. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.7.1, on the Closing Date it will pay to the Underwriter a corporate finance fee of 2% of the gross proceeds of the Offering contemplated herein.

3.8           Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.9           Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.10         Stabilization. The Company, will not, and will use commercially reasonable efforts to ensure that, any of its employees, directors or shareholders (without the consent of the Underwriter) will not take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares.

3.11         Internal Controls. Except as disclosed in the Disclosure Materials, the Registration Statement and the Prospectus, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.12         Accountants. After the Effective Date, the Company shall retain independent public accountants reasonably acceptable to the Underwriter, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least two years after the Effective Date. The Underwriter acknowledges that RBSM is acceptable to the Underwriter.

3.13         FINRA. The Company shall advise the Underwriter (who shall make an appropriate filing with FINRA) if it knows that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Securities.

3.14         No Fiduciary Duties. The Company acknowledges and agrees that the Underwriter responsibility to the Company is solely contractual in nature and that none of the Underwriter of its affiliates shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.15         Compliance with SAFE Regulations. The Company shall use commercially reasonable efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, residents or citizens of the PRC, to comply with the SAFE Rules and Regulations applicable to them, including without limitation, requesting each such shareholder and option holder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

3.16         Maintenance of Transfer Restrictions. The Company shall at all times after the Closing Date maintain transfer restrictions with respect to the Company’s Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements (as defined below) and shall use commercially reasonable efforts to ensure compliance with such restrictions on transfer of restricted Ordinary Shares.

3.17         Maintenance of Ordinary Share Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Ordinary Shares on Nasdaq.

3.18        Foreign Corrupt Practices Act.  The Company will take reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

4.       Representations and Warranties of the Underwriter, Agreements of the Underwriter. The Underwriter represents and warrants and covenants to the Company that:

4.1       The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any written Testing-the-Waters Communication used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), provided that “issuer information” (as defined in Rule 433 under the Securities Act) within the meaning of this Section 5 shall not be deemed to include information prepared by the Underwriter on the basis of, or derived from, “issuer information.”

4.2       Neither the Underwriter, nor any managing member of the Underwriter, nor any director or executive officer of the Underwriter or other officer of the Underwriter participating in the offering of the Ordinary Shares is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Underwriter, or any other person being compensated by or through the Underwriter or any Dealer for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of the Regulations.

4.3       The Underwriter is registered with the Commission as a broker-dealer in good standing and is a member of FINRA and it and its respective employees and representatives have all required licenses and registrations to act under this Agreement, and the Underwriter shall remain a member or duly registered or licensed, as the case may be, during the Offering.

4.4       No agreement will be made by the Underwriter with any person permitting the resale, repurchase or distribution of any Ordinary Shares purchased by such person.

4.5       Except as otherwise consented to by the Company, the Underwriter has not and will not use or distribute any written offering materials other than the Registration Statement and Prospectus. The Underwriter has not and will not use any “broker-dealer use only” materials with members of the public, or has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Prospectus in connection with offers or sales of the Ordinary Shares.

54.          Conditions of Underwriters’ Obligations. The obligations of the Underwriter hereunder shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date; (ii) the performance by the Company of its obligations hereunder and (iii) the following conditions:

5.1           Regulatory Matters.

5.1.1.          Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Mei & Mark LLP.

 5.1.2.          FINRA Clearance. By the Effective Date, the Underwriter shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

5.1.3.          Nasdaq Stock Market Clearance. On or prior to the Closing Date, the Securities shall have been approved for listing on Nasdaq, subject only to written confirmation of the Closing by the Company.

5.2           Company Counsel Matters.

5.2.1.          Closing Date Opinion of Counsel. On the Closing Date, the Underwriter shall have received the favorable opinion of Hunter Taubman Fischer & Li LLC, U.S. securities counsel to the Company, dated the Closing Date, addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

5.2.2.          Cayman Opinion. On the Closing Date, the Underwriter shall have received the favorable opinion of Ogier, Cayman Islands counsel to the Company, in form and substance reasonably satisfactory to the Underwriter.

5.2.3.          PRC Opinion. On the Closing Date, the Underwriter shall have received the favorable opinion of Beijing Jingsh Law Firm, PRC counsel to the Company, in form and substance reasonably satisfactory to the Underwriter.

5.2.6.          Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriter) of other counsel reasonably acceptable to the Underwriter, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Me& Mark if requested. The opinions referenced in Sections 5.2.1,5.2.2, and 5.2.3,shall include a statement to the effect that it may be relied upon by counsel for the Underwriter in its opinion delivered to the Underwriter.

5.3           Cold Comfort Letter. At the time this Agreement is executed, and the Closing Date, the Underwriter shall have received (i) a cold comfort letter, addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter and to Mei & Mark from RBSM, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and (ii) an officer’s certificate from the chief financial officer of the Company dated such date, in form and substance satisfactory to the Underwriter, to the effect set forth in Exhibit C attached hereto.

5.4       Bring-down Comfort Letter and CFO Certificate. At the Closing Date, the Underwriter shall have received (i) from KPMG a letter with respect to the Company, dated as of Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5.3(i) to the extent permitted by the AICPA auditing standards, except that the specified date referred to shall be a date not more than three business days prior to Closing Date and (ii) from the Company a certificate of the chief financial officer of the Company, dated as of the Closing Date, to the effect that the chief financial officer of the Company reaffirms the statements made in the certificate furnished pursuant to Section 5.3 (ii).

5.5           Officers’ Certificates.

 5.5.1.          Officers’ Certificate. At the Closing Date, the Underwriter shall have received a certificate of the Company signed by the Chief Executive Officer of the Company, dated the Closing Date, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, and that the conditions set forth in Section 5.4 hereof have been satisfied as of such date and that, as of the Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are true and correct in all material respects.

 5.5.2.          Secretary’s Certificate. At the Closing Date, the Underwriter shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, respectively, certifying: (i) that the amended and restated memorandum and articles of association are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

5.6           No Material Changes. Prior to and on the Closing Date: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or, to the best of the Company’s knowledge, threatened against the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may material adverse change in the condition or prospects of the Company, except as set forth in the Registration Statement and Prospectus.

5.7           Delivery of Agreements and Certificates.

5.7.1.          Pricing Date Deliveries. On the date hereof, the Company shall have delivered to the Underwriter executed copies of this Agreement and the Lock-Up Agreements.

5.7.2.          Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Underwriter an executed original of the Underwriter’s Warrant.

6.          Indemnification.

6.1           Indemnification of the Underwriter.

6.1.1.          General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter and each of their respective directors, officers and employees and each person, if any, who controls the Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter and the Company, or between any of the Underwriter and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (“Claims”), arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Materials, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); or (B) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Disclosure Materials, the Registration Statement or Prospectus, or any amendment or supplement thereof. provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any Preliminary Prospectus, the Disclosure Materials, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, made in reliance upon and in conformity with the Underwriter Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of the Underwriter to the extent that any loss, liability, claim, damage or expense of the Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, if the untrue statement or omission has been corrected in the Prospectus. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

6.1.2.          Procedure. If any action is brought against the Underwriter or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section

6.1.1, such Underwriter or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Underwriter) and payment of actual expenses. The Underwriter or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in advance in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel) and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or any Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

6.2           Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all Claims arising out or based upon any untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Disclosure Materials, the Registration Statement, or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in conformity with, the Underwriter’s Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Disclosure Materials, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 6.1.2. The Underwriter agrees promptly to notify the Company of the commencement of any litigation or proceedings against the Underwriter or any of its officers, directors in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

6.3           Contribution.

5.3.1.          Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 6 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 6, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter are responsible for that portion represented by the percentage that the commission appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 6.3.1, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of the Underwriter or the Company, as applicable, and each person, if any, who controls the Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriter or the Company, as applicable.

6.3.2.          Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or the Underwriter) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its Underwriter of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriter’s obligations to contribute pursuant to this Section 6.3 are several and not joint.

7.          Additional Covenants.

7.1           Board Composition and Board Designations. For so long as the Company’s Ordinary Shares remain listed on Nasdaq, the Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of Nasdaq or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

7.2           Prohibition on Press Releases and Public Announcements. The Company will not issue press releases or engage in any other publicity, without the Underwriter’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the 30th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

8.          Effective Date of this Agreement and Termination Thereof.

8.1           Effective Date. This Agreement shall become effective when both the Company and the Underwriter have executed the same and delivered counterparts of such signatures to the other party.

8.2           Termination. You shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if trading on the New York Stock Exchange, the Nasdaq, the Nasdaq Capital Market or the Nasdaq Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (ii) if the United States shall have become involved in a new war or an increase in major hostilities, which, in the Underwriter’s reasonable judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriter for the sale of the securities, or (iii) if a banking moratorium has been declared by a New York State or federal authority, or (iv) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (v) if the Underwriter shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Underwriter’s reasonable judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriter for the sale of the securities.

8.3           Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 6 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.          Miscellaneous.

9.1           Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

To the Company:

MDJM Ltd.

Suite C-1505, Saidun Center Xikang Road, Heping District, TianjinPeople’s Republic of China

Attention: Siping Xu

Facsimile: [ ]

E-mail: [ ]

with a copy to:

Hunter Taubman Fischer & Li LLC

1450 Broadway, 26th Floor

New York, NY 10018

Attention: Ying Li, Esq.

Facsimile: 212-202-6380

E-mail: yli@htflawyers.com

To you:

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Penthouse

Red Bank, NJ 07701

Attention: Damon Testaverde

Facsimile: 732-758-6671

E-mail: ddtestaverde@netw1.com

with a copy to:

Mei & Mark LLP

818 18th Street NW, Suite 410

Washington, DC 20006

Attention: Fang Liu

Facsimile: 888-706-1173

Email: fliu@meimark.com

9.2           Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3           Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4           Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5           Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the Controlling Persons, directors and officers referred to in Section 6 hereof, and their respective successors, legal Underwriters and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriter.

9.6           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

9.7           Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8           Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

MDJM LTD.

By:
Name:
Title:

Accepted on the date first above written.

NETWORK 1 FINANCIAL SECURITIES, INC.

By:
Name:
Title:

EXHIBIT A

FORM OF UNDERWRITER’S WARRANT

Form of Warrant

Form of Underwriter’s Warrant Agreement

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES BY HIS, HER OR ITS ACCEPTANCE HEREOF, THAT SUCH HOLDER WILL NOT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE EFFECTIVE DATE (AS DEFINED BELOW) OF THE REGISTRATION STATEMENT: (A) SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT TO ANYONE OTHER THAN OFFICERS OR PARTNERS OF NETWORK 1, EACH OF WHOM SHALL HAVE AGREED TO THE RESTRICTIONS CONTAINED HEREIN, IN ACCORDANCE WITH FINRA CONDUCT RULE 5110(G)(1), OR (B) CAUSE THIS PURCHASE WARRANT OR THE SECURITIES ISSUABLE HEREUNDER TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS PURCHASE WARRANT OR THE SECURITIES HEREUNDER, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(G)(2).

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [DATE], 2018 [DATE THAT IS 180 DAYS AFTER THE CLOSING DATE OF THE OFFERING]. VOID AFTER 5:00 P.M., EASTERN TIME, [DATE], 2023 [DATE THAT IS FIVE YEARS FROM THE EFFECTIVE DATE OF THE OFFERING].

ORDINARY SHARES PURCHASE WARRANT

For the Purchase of [●] Shares of Ordinary Shares

of
MDJM LTD.

1.           Purchase Warrant. THIS CERTIFIES THAT, pursuant to that certain Underwriting Agreement by and between MDJM LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) and Network 1 Financial Securities, Inc. (“Network 1”), dated [DATE], 2018 (the “Underwriting Agreement”), Network 1 (in such capacity with its permitted successors or assigns, the “Holder”), as registered owner of this Purchase Warrant, is entitled, at any time or from time to time from [DATE], 2018 (the “Exercise Date”) [THE DATE THAT IS 180 DAYS AFTER THE CLOSING DATE OF THE OFFERING], and at or before 5:00 p.m., Eastern time, [DATE], 2023 [DATE THAT IS FIVE YEARS FROM THE EFFECTIVE DATE OF THE OFFERING] (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [●] shares of Ordinary Shares of the Company, par value $0.001 per share (the “Shares”), subject to adjustment as provided in Section 5 hereof. If the Expiration Date is a day on which banking institutions are authorized by law or executive order to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period commencing on the date hereof and ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $[PRICE] per Share (125% of the price of the Shares sold in the Offering); provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. Any term not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

2.           Exercise.

2.1          Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A (the “Exercise Form”) must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check to the order of the Company. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2          Cashless Exercise. In lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the Exercise Form, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

X =	Y(A – B)
A

Where,	X = The number of Shares to be issued to Holder;

Y   =    The number of Shares for which the Purchase Warrant is being exercised;

A   =    The fair market value of one Share; and

B   =    The Exercise Price.

For purposes of this Section 2.2, the fair market value of a Share is defined as follows:

(i)          if the Company’s Ordinary Shares is traded on a securities exchange, the value shall be deemed to be the closing price on such exchange on the trading day immediately prior to the Exercise Form being submitted in connection with the exercise of this Purchase Warrant; or

(ii)         if the Company’s Ordinary Shares is actively traded over-the-counter, the value shall be deemed to be the closing bid price on the trading day immediately prior to the Exercise Form being submitted in connection with the exercise of the Purchase Warrant; if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3          Lockup. The holder of this Purchase Warrant represents that it (or permitted assignees under FINRA Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate this Purchase Warrant or the securities underlying the Purchase Warrant, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering, except as provided for in FINRA Rule 5110(g)(2).

3.           Transfer.

3.1          General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not for a period of one hundred eighty (180) days following the Effective Date of the Registration Statement: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant to anyone other than: (i) Network 1 or an underwriter or a selected dealer participating in the offering (the “Offering”) contemplated by the Underwriting Agreement, or (ii) officers or partners of Network 1, each of whom shall have agreed to the restrictions contained herein, in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after that date that is one hundred eighty (180) days after the Effective Date of the Registration Statement, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2          Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a Registration Statement relating to the offer and sale of such securities that includes a current prospectus has been filed and declared effective by the Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

4.           New Purchase Warrants to be Issued.

4.1          Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

4.2          Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.           Adjustments.

5.1          Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of Shares underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

5.1.1       Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares, and the Exercise Price shall be proportionately decreased.

5.1.2       Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 5.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

5.1.3       Replacement of Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 5.1.1 or Section 5.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 5.1.1 or Section 5.1.2, then such adjustment shall be made pursuant to Section 5.1.1, Section 5.1.2 and this Section 5.1.3. The provisions of this Section 5.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

5.1.4       Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 5.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

5.2          Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 5. The above provision of this Section 5 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

5.3          Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

6.           Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of this Purchase Warrant and payment of the exercise price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the Shares issued to the public in the Offering may then be listed and/or quoted.

7.           Certain Notice Requirements.

7.1          Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

7.2          Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

7.3          Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

7.4          Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made (1) when hand delivered, (2) when mailed by express mail or private courier service or (3) when the event requiring notice is disclosed in all material respects and filed in a current report on Form 8-K or in a definitive proxy statement on Schedule 14A prior to the Notice Date: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

If to the Holder:

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Suite 241

Red Bank, NJ 07701

Attention: Damon Testaverde, Managing Director

Fax: [ ]

with a copy (which shall not constitute notice) to:

Mei & Mark LLP
818 18th Street NW, Suite 410
Washington, DC 20006
Attn: Fang Liu, Esq.

Fax: (888) 706-1173

If to the Company:

MDJM LTD.

Suite C-1505, Saidun Center

Xikang Road, Heping District, Tianjin

People’s Republic of China

Attention:

Fax:

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

1450 Broadway, 26th Floor

New York, NY 10018

Attention: Ying Li, Esq.

Fax: 212-202-6380

8.           Miscellaneous.

8.1          Amendments. The Company and Network 1 may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Network 1 may deem necessary or desirable and that the Company and Network 1 deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

8.2          Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

8.3          Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.4          Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees and respective successors and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

8.5          Governing Law; Submission to Jurisdiction. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the federal or state courts Clocated in New York County, New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

8.6          Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

8.7          Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and Network 1 enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

8.8          Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

[Remainder of page intentionally left blank.]

 IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of _______, 2018.

MDJM LTD.

By:
Name:
Title:

EXHIBIT A

Form to be used to exercise Purchase Warrant:

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ Shares of MDJM LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) and hereby makes payment of $____ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Shares under the Purchase Warrant for ______ Shares, as determined in accordance with the following formula:

X	=	Y(A-B)
A

Where,	X = The number of Shares to be issued to Holder;

Y   =   The number of Shares for which the Purchase Warrant is being exercised;

A   =   The fair market value of one Share which is equal to $_____; and

B   =   The Exercise Price which is equal to $______ per share

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

Form to be used to assign Purchase Warrant:

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED,                                                                       does hereby sell, assign and transfer unto the right to purchase shares of MDJM LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:  ____________, 20__

Signature

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever.

EXHIBIT B

Lock-Up Agreement

___________ __, 20__

Network 1 Financial Securities, Inc.

2 Bridge Avenue, Penthouse

Red Bank, NJ 07701

Ladies and Gentlemen:

The undersigned understands that Network 1 Financial Securities, Inc. (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with MDJM Ltd., a Cayman Islands exempted company with limited liability (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter named in the Underwriting Agreement of minimum of 1,200,000 and maximum of 1,600,000 Ordinary Shares (“Ordinary Shares,” or “Securities”) respectively, par value $0.001 per share, of the Company.

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 180 days after the Closing Date (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or capital stock of the Company including ordinary shares (“Ordinary Shares”) or any securities convertible into or exercisable or exchangeable for such Ordinary Shares or capital stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Ordinary Shares or capital stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company capital stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, if the Public Offering is abandoned or does not close by [●] or such other date as may be agreed as the final date of the Public Offering if the Company and the Underwriter extend the Public Offering, the Lock-up Period shall terminate on such date.

The foregoing shall not apply to:

i.	the sale of Ordinary Shares pursuant to the Public Offering;
ii.	transactions relating to Ordinary Shares acquired in open market transactions after the completion of the Public Offering; provided that no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer;
iii.	(a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase shares of Ordinary Shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement (as defined below); (b) transfers of Ordinary Shares or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans;
iv.	transfers of Ordinary Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Shares as a bona fide gift or in connection with estate planning, including, but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned or the “immediate family member(s)” (as defined in Item 404(a) of Regulation S-K under the Exchange Act) of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned or a member of the immediate family of the undersigned, or by will or intestacy;
v.	any transfer pursuant to a qualified domestic relations order or in connection with a divorce;

vi.	(a) any distributions or transfers without consideration of Ordinary Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Shares to limited partners, members, stockholders or affiliates of the undersigned, or to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned; (b) any transfer made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement;
vii.	the establishment of a trading plan pursuant to Rule 10b 5-1 under the Exchange Act for the transfer of shares of Ordinary Shares, provided that such plan does not provide for the transfer of Ordinary Shares during the Lock-Up Period; or
viii.	by will or the laws of descent and distribute or to one or more trusts for bona fide estate planning purposes;

provided, however, that (a) in the case of any transfer or distribution pursuant to clause (iv) or (vi), each donee or distributee shall sign and deliver a lock-up letter agreement substantially in the form of this letter agreement (the “Agreement”) and (b) in the case of any transaction pursuant to clauses (iv), (vi) or (vii), such transaction is not required to be reported during the Lock-Up Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) and no such filing shall be made voluntarily during the Lock-Up Period.

If (i) the Company issues an earnings release or material news, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Underwriter waives such extension.

The undersigned understands that the Company and the Underwriter are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal Underwriters, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by the Company, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares and Ordinary Shares to be sold thereunder this agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Underwriter, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (2) termination of the Underwriting Agreement before the sale of Ordinary Shares pursuant to the Underwriting Agreement, (3) the withdrawal of the Registration Statement filed with the Securities and Exchange Commission with respect to the Public Offering, or (4) the Underwriting Agreement having not been executed by [●] or such other date as may be agreed as the final date of the Public Offering if the Company and the Underwriter extend the Public Offering.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name):

(Address)

EXHIBIT C

FORM OF CFO CERTIFICATE
TO BE DELIVERED PURSUANT TO SECTION 5.3

I, Mengnan Wang, Chief Financial Officer of MDJM Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), pursuant to SECTION 5.3 of the Underwriting Agreement, dated ______________, 2018 (the “Underwriting Agreement”), by and between the Company and the Underwriter, hereby certify, solely in the capacity as an officer of the Company for and on behalf of the Company, that I am familiar with the accounting, operations, records systems and internal controls of the Company, I have participated in the preparation of the Registration Statement and the Prospectus, I have reviewed the disclosure in the Registration Statement and the Prospectus, and I have performed the following procedures on the financial and operating information and data identified and circled by you in the preliminary prospectus dated [ ], 2018 attached hereto as Annex A and the Prospectus, dated _____________, 2018 attached hereto as Annex B:

(A)                              Compared the amount or ratio with a corresponding amount or ratio included in a schedule prepared by Company’s accounting personnel and derived from the Company’s accounting records and found them to be in agreement (giving effect to rounding where applicable), proved the arithmetic accuracy of such schedule, compared the amounts appearing in such schedule with the accounting records of the Company and found them to be in agreement (giving effect to rounding where applicable); and

(B)                                Compared the amount or percentage to, or computed the amount or percentage from, the corresponding data and other records maintained by the Company for the periods, or as of the dates, indicated and found such information to be in agreement (giving effect to rounding where applicable).

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement.  This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated as of

By:
Name: Mengnan Wang
Title: Chief Financial Officer